EXHIBIT 2

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D (including amendments thereto) to which this joint filing agreement is attached, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing.  In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 23rd day of January 2018.

VAN HERK INVESTMENTS B.V.

By:	/s/Adrianus van Herk
Name: Adrianus van Herk
Title: Authorized Person

VAN HERK PRIVATE EQUITY INVESTMENTS B.V.

By:	/s/Adrianus van Herk
Name: Adrianus van Herk
Title: Authorized Person

STICHTING ADMINISTRATIEKANTOOR PENULATA

By:	/s/Adrianus van Herk
Name: Adrianus van Herk
Title: Authorized Person

VAN HERK MANAGEMENT SERVICES B.V.

By:	/s/Adrianus van Herk
Name: Adrianus van Herk
Title: Authorized Person

ONROEREND GOED BEHEER- EN BELEGGINGSMAATSCHAPPIJ A. VAN HERK B.V.

By:	/s/Adrianus van Herk
Name: Adrianus van Herk
Title: Authorized Person

A. VAN HERK HOLDING B.V.

By:	/s/Adrianus van Herk
Name: Adrianus van Herk
Title: Authorized Person

STICHTING ADMINISTRATIEKANTOOR ABCHRYS

By:	/s/Adrianus van Herk
Name: Adrianus van Herk
Title: Authorized Person

/s/Adrianus van Herk
ADRIANUS VAN HERK